Exhibit 99.1

Xcel Brands, Inc. Announces Fourth Quarter and Fiscal Year 2018 Results

March 28, 2019

Fourth Quarter Total Revenues of $9.9 Million, up 42% from the Prior Year Quarter,
Full Year Total Revenues of $35.5 Million, up 12% from Prior Year, and
On February 12, 2019 Xcel Acquired the Halston and Halston Heritage Trademarks

NEW YORK, March 28, 2019 (GLOBE NEWSWIRE) -- Xcel Brands, Inc. (NASDAQ: XELB) (“Xcel” or the “Company”), a media and consumer products company, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2018.

Robert W. D'Loren, Chairman and Chief Executive Officer of Xcel commented, “Fiscal year 2018 was a transformative year for us as our fourth quarter and full year results saw a marked improvement in total revenues, operating income and GAAP net income (loss) from the prior year quarter. We continue to experience positive momentum across our multiple channels of distribution, including expanding our wholesale and direct to consumer businesses. I am pleased by our results and the direction we are heading.”

Fourth Quarter 2018 Financial Results

Total revenue for the fourth quarter of 2018 was $9.9 million, a net increase of $2.9 million over the prior year quarter, primarily driven by sales from the Company’s Judith Ripka Fine Jewelry wholesale and e-commerce operations and wholesale apparel operations. Net revenue for the fourth quarter of 2018 increased $0.9 million to $7.9 million from $7.0 million in the prior year primarily attributable to net margin from wholesale and e-commerce sales.

GAAP net loss was approximately $0.3 million for the fourth quarter, or ($0.02), per basic and diluted share, compared with a GAAP net loss of $10.2 million, or ($0.55) per basic and diluted share, for the prior year quarter. The current quarter’s net loss includes a $0.8 million non-recurring facility exit charge relating to the Company’s prior office and operating facility. The prior year’s net loss includes a goodwill charge of $12.4 million. After adjusting for certain cash and non-cash items, non-GAAP net income for the quarters ended December 31, 2018 and December 31, 2017, was approximately $0.9 million, or $0.05 per diluted share and approximately $0.7 million, or $0.04 per diluted share, respectively.

Adjusted EBITDA for the fourth quarter of 2018 was up $0.3 million to approximately $1.7 million, compared to approximately $1.4 million in the prior year quarter.

Full Year December 31, 2018 Financial Results

Total revenue for the year ended December 31, 2018 was $35.5 million, an increase of $3.8 million or 12% over the prior year. The increase in total revenue for the current year was primarily attributable to sales from the Company’s Judith Ripka Fine Jewelry wholesale and e-commerce operations and wholesale apparel operations. Net revenue for the year ended December 31, 2018 increased $1.1 million to $32.8 million from $31.7 million in the prior year. This increase was primarily attributable to net margin from wholesale and e-commerce sales.

GAAP net income was approximately $1.1 million for the current year, or $0.06 per basic and diluted share, an increase of $11.2 million, or $0.61 per basic and diluted share from the prior year’s net loss. After adjusting for certain cash and non-cash items, non-GAAP net income for the year ended December 31, 2018 was up 12% to approximately $5.5 million, and non-GAAP earnings per share was up 15% to $0.30 per diluted share, compared with $4.9 million, or $0.26 per diluted share in the prior year.

Adjusted EBITDA for the year ended December 31, 2018 was up $0.4 million to approximately $8.4 million, compared to approximately $8.0 million in prior year.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according to U.S. generally accepted accounting principles ("GAAP"). Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The Company's balance sheet at December 31, 2018 remained strong, with stockholders' equity of approximately $100 million, cash and cash equivalents of $8.8 million, and working capital, exclusive of contingent obligations payable with stock, of approximately $11.0 million. During the current year, the Company reduced its term debt by approximately $5.5 million to approximately $17.6 million.

On February 12, 2019 Xcel Acquired the Halston and Halston Heritage Trademarks. This transaction consolidates ownership of the Halston trademarks, as Xcel previously acquired the H by Halston and H Halston trademarks in December of 2014.

Mr. D’Loren commented, “This acquisition gives us an opportunity to focus on the entirety of the Halston brand, the labels, and their design nuances while continuing to preserve the iconic American brand’s legacy, embrace its heritage, and build the future of Halston under Xcel.”

Conference Call and Webcast

The Company will host a conference call with members of the executive management team to discuss these results with additional comments and details at 5:00 p.m. Eastern Time on Thursday, March 28, 2019. A webcast of the conference call will be available live on the Investor Relations section of Xcel's website at www.xcelbrands.com. Interested parties unable to access the conference call via the webcast may dial 1-855-327-6837. A replay of the conference call will be available on the Company website for 30 days following the event and can be accessed at 844-512-2921 using replay pin number 10006432.

About Xcel Brands Xcel Brands, Inc. (NASDAQ:XELB) is a media and consumer products company engaged in the design, production, marketing, and directto-consumer sales of branded apparel, footwear, accessories, jewelry, home goods and other consumer products, and the acquisition of dynamic consumer lifestyle brands. Xcel was founded by Robert W. D’Loren in 2011 with a vision to reimagine shopping, entertainment, and social as one. Xcel owns and manages the Isaac Mizrahi, Judith Ripka, Halston and C. Wonder brands, pioneering a ubiquitous sales strategy which includes the promotion and sale of products under its brands through interactive television, internet, brick-and-mortar retail, and e-commerce channels. Headquartered in New York City, Xcel Brands is led by an executive team with significant production, merchandising, design, marketing, retailing, and licensing experience, and a proven track record of success in elevating branded consumer products companies. With an experienced team of professionals focused on design, production, and digital marketing, Xcel maintains control of product quality and promotion across all of its product categories and distribution channels. Xcel differentiates by design. www.xcelbrands.com

Forward Looking Statements This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipates," "believes," "can," "continue," "ongoing," "could," "estimates," "expects," "intends," "may," "appears," "suggests," "future," "likely," "goal," "plans," "potential," "projects," "predicts," "seeks," "should," "would," "guidance," "confident" or "will" or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding our anticipated revenue, expenses, profitability, strategic plans and capital needs. These statements are based on information available to us on the date hereof and our current expectations, estimates and projections and are not guarantees of future performance. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including, without limitation, the risks discussed in the "Risk Factors" section and elsewhere in the Company's Annual Report on form 10-K for the year ended December 31, 2018 and its other filings with the SEC, which may cause our or our industry's actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

For further information please contact:

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Andrew Berger
SM Berger & Company, Inc.
216-464-6400
andrew@smberger.com

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31, 2018	December 31, 2017
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$8,837	$10,185
Accounts receivable, net	11,010	8,528
Inventory	1,988	—
Prepaid expenses and other current assets	2,040	592
Total current assets	23,875	19,305
Property and equipment, net	3,202	2,376
Trademarks and other intangibles, net	108,989	110,120
Restricted cash	1,482	1,509
Other assets	511	1,708
Total non-current assets	114,184	115,713

Total Assets	$138,059	$135,018

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$5,558	$1,260
Accrued payroll	2,011	2,270
Deferred revenue	272	16
Current portion of long-term debt	5,325	5,459
Current portion of long-term debt, contingent obligations	2,950	100
Total current liabilities	16,116	9,105
Long-Term Liabilities:
Long-term debt, less current portion	11,300	19,389
Deferred tax liabilities, net	8,139	6,375
Other long-term liabilities	2,622	2,455
Total long-term liabilities	22,061	28,219
Total Liabilities	38,177	37,324

Commitments and Contingencies	—	—

Stockholders' Equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.001 par value, 50,000,000 shares authorized at Decemeber 31, 2018 and December 31, 2017, respectively, and 18,138,616 and 18,318,961 issued and outstanding at December 31, 2018 and December 31, 2017, respectively	18	18
Paid-in capital	100,097	98,997
(Accumulated deficit) retained earnings	(233)	(1,321)
Total Stockholders' Equity	99,882	97,694

Total Liabilities and Stockholders' Equity	$138,059	$135,018

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	For the Quarter Ended December 31,		For the Year Ended December 30,
	2018	2017	2018	2017
Revenues	(Unaudited )	(Unaudited )	(Unaudited )
Net licensing revenue	$6,745	$7,016	$31,190	$31,706
Sales	3,201	—	4,276	—
Total revenue	9,946	7,016	35,466	31,706
Cost of goods sold (sales)	2,062	—	2,702	—
Net revenue	7,884	7,016	32,764	31,706

Operating costs and expenses
Salaries, benefits and employment taxes	3,850	3,954	16,560	16,760
Other design and marketing costs	851	549	2,696	2,352
Other selling, general and administrative expenses	1,520	1,097	5,211	4,699
Facilities exit charge	799	—	799	—
Stock-based compensation	373	688	1,788	3,184
Depreciation and amortization	457	389	1,780	1,562
Goodwill impairment	—	12,371	—	12,371
Total operating costs and expenses	7,850	19,048	28,834	40,928

Operating income (loss)	34	(12,032)	3,930	(9,222)

Interest and finance expense
Interest expense - term debt	206	266	912	1,171
Other interest and finance charges	(5)	41	99	176
Total interest and finance expense	201	307	1,011	1,347

Income (loss) before income taxes	(167)	(12,339)	2,919	(10,569)

Income tax provision (benefit)	114	(2,151)	1831	(447)

Net income (loss)	$(281)	$(14,490)	$1,088	$(10,122)

Basic net income per share:	$(0.02)	$(0.55)	$0.06	$(0.55)

Diluted net income per share:	$(0.02)	$(0.55)	$0.06	$(0.55)

Basic weighted average common shares outstanding	18,210,104	18,416,683	18,280,788	18,502,158
Diluted weighted average common shares outstanding	18,210,104	18,416,683	18,281,638	18,502,158

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2018	2017
Cash flows from operating activities	(Unaudited )
Net income (loss)	$1,088	$(10,122)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,780	1,562
Goodwill impairment	—	12,371
Amortization of deferred finance costs	169	193
Stock-based compensation	1,788	3,184
Allowance for doubtful accounts	172	13
Amortization of note discount	41	38
Deferred income tax provision	1,764	(526)
Changes in operating assets and liabilities:
Accounts receivable	(2,653)	(1,572)
Inventory	(1,988)	—
Prepaid expenses and other assets	(373)	4
Accounts payable, accrued expenses and other current liabilities	4,382	(524)
Deferred revenue	256	(218)
Other liabilities	167	274
Net cash provided by operating activities	6,593	4,677

Cash flows from investing activities
Cost to acquire intangible assets	—	(30)
Purchase of property and equipment	(1,476)	(208)
Net cash used in investing activities	(1,476)	(238)

Cash flows from financing activities
Shares repurchased including vested restricted stock in exchange for
withholding taxes	(1,033)	(1,197)
Payment of deferred finance costs	—	(7)
Payment of long-term debt	(5,459)	(7,177)
Net cash used in financing activities	(6,492)	(8,381)

Net decrease in cash, cash equivalents, and restricted cash	(1,375)	(3,942)

Cash, cash equivalents, and restricted cash at beginning of period	$11,694	$15,636

Cash, cash equivalents, and restricted cash at end of period	$10,319	$11,694

Reconciliation to amounts on consolidated balance sheets:
Cash and cash equivalents	$8,837	$10,185
Restricted cash	1,482	1,509
Total cash, cash equivalents, and restricted cash	$10,319	$11,694

Supplemental disclosure of non-cash activities:
Liability for equity-based bonuses	$(345)	$345
Settlement of Ripka earnout through offset to note receivable	$100	$—

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Xcel Brands, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$302	$167
Cash paid during the period for interest	$969	$1,253

Non-GAAP net income:
	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in thousands)	2018	2017	2018	2017

Net income	$(281)	$(10,188)	$1,088	$(10,122)
Goodwill impairment	—	12,371	—	12,371
Non-cash interest and finance expense	10	10	41	38
Stock-based compensation	373	688	1,788	3,184
Non-recurring facility exit charges	799	—	799	—
Deferred income tax (benefit) provision	47	(2,230)	1,764	(526)
Non-GAAP net income	$948	$651	$5,480	$4,945

Non-GAAP diluted EPS:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017

Diluted earnings per share	$(0.02)	$(0.54)	$0.06	$(0.55)
Goodwill impairment	—	0.66	—	0.67
Stock-based compensation	0.02	0.04	0.1	0.17
Non-recurring facility exit charges	0.04	—	0.04	—
Deferred income tax (benefit) provision	0.01	-0.12	0.1	-0.03
Non-GAAP diluted EPS	$0.05	$0.04	$0.30	$0.26

Weighted average shares - Non-GAAP diluted:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Basic weighted average shares	18,210,104	18,416,683	18,280,788	18,502,158
Effect of exercising warrants	779	364,084	850	364,209
Effect of exercising stock options	—	—	—	805
Non-GAAP weighted average diluted shares	18,210,883	18,780,767	18,281,638	18,867,172

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Adjusted EBITDA:
	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in thousands)	2018	2017	2018	2017

Net income (loss)	$(281)	$(10,188)	$1,088	$(10,122)
Goodwill impairment	—	12371	—	12,371
Depreciation and amortization	457	389	1,780	1,562
Interest and finance expense	201	307	1,011	1,347
Income tax (benefit) provision	114	(2,151)	1,831	(447)
State and local franchise taxes	33	26	113	107
Stock-based compensation	373	688	1,788	3,184
Non-recurring facility exit charges	799	—	799	—
Adjusted EBITDA	$1,696	$1,442	$8,410	$8,002

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM

Non-GAAP net income and non-GAAP diluted EPS are non-GAAP unaudited terms. We define non-GAAP net income as net income, exclusive of stock-based compensation, non-cash interest expense from discounted debt related to acquired assets, and deferred tax provision. Non-GAAP net income and non-GAAP diluted EPS measures do not include the tax effect of the aforementioned adjusting items, due to the nature of these items and the Company’s tax strategy.

Adjusted EBITDA is a non-GAAP unaudited measure, which we define as net income before stock-based compensation, interest and finance expense, income taxes, other state and local franchise taxes, and depreciation and amortization.

Management uses non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA as measures of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to our results of operations. Management believes non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are also useful because they provide supplemental information to assist investors in evaluating our financial results. Non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, earnings per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Given that non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA are financial measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA in a different manner than we calculate these measures. In evaluating non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this document. Our presentation of non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider non-GAAP net income, non-GAAP diluted EPS, and Adjusted EBITDA alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

1333 BROADWAY, 10TH FLOOR • NEW YORK, NEW YORK • 10018
PHONE: 347-727-2474 • INFO@XCELBRANDS.COM